UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 22, 2018

THE MOSAIC COMPANY
(Exact name of registrant as specified in its charter)

Delaware	001-32327	20-1026454
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3033 Campus Drive Suite E490 Plymouth, Minnesota

55441
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (800) 918-8270
Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
☐ Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
As reported in the Current Report on Form 8-K filed by The Mosaic Company ("Mosaic") with the Securities and Exchange Commission on May 19, 2017 ("May 2017 Form 8-K"), Mosaic entered entered into a letter of understanding (the "Expatriate Agreement") on May 18, 2017, with Richard N. McLellan, Mosaic's Senior Vice President - Mosaic Fertilizantes, in connection with his agreement to relocate to Mosaic's Sao Paulo, Brazil office, where he has been leading Mosaic's Brazil operations. Under the Expatriate Agreement, it was anticipated that Mr. McLellan's international assignment would begin on June 15, 2017 and continue until June 14, 2019. On May 22, 2019, Mosaic's Compensation Committee authorized Mosaic to enter into an addendum to the Expatriate Agreement with Mr. McLellan pursuant to which Mr. McLellan's international assignment would be extended to and including December 31, 2019. All other terms of the Expatriate Agreement would remain the same as those set forth in Exhibit 10.1 to the May 2017 Form 8-K.

Item 5.07.	Submission of Matters to a Vote of Security Holders.
At the 2019 Annual Meeting of Stockholders ("Annual Meeting"), Mosaic stockholders (i) elected twelve directors (Cheryl K. Beebe, Oscar P. Bernardes, Nancy E. Cooper, Gregory L. Ebel, Timothy S. Gitzel, Denise C. Johnson, Emery N. Koenig, William T. Monahan, James ("Joc") C. O'Rourke, Steven M. Seibert, Luciano Siani Pires and Kelvin R. Westbrook), each for a term of one year expiring in 2020 or until their respective successors have been duly elected and qualified; (ii) ratified the appointment of KPMG LLP as the independent registered public accounting firm to audit Mosaic’s financial statements for the year ending December 31, 2019; and (iii) approved, on an advisory basis, the compensation of Mosaic’s Named Executive Officers, as described in the Compensation Discussion and Analysis section, the compensation tables and the related narrative disclosures set forth in Mosaic’s proxy statement for the Annual Meeting (the “Say-on-Pay Advisory Proposal”).
The votes cast with respect to each director elected for a term of one year expiring in 2020 are summarized as follows:

Director Name	For	Against	Abstain	Broker Non-Votes
Cheryl K. Beebe	292,625,216	985,031	482,256	29,289,433
Oscar P. Bernardes	282,234,482	11,365,060	492,961	29,289,433
Nancy E. Cooper	291,259,784	2,351,886	480,833	29,289,433
Gregory L. Ebel	287,122,047	5,938,435	1,032,021	29,289,433
Timothy S. Gitzel	291,865,930	1,731,705	494,868	29,289,433
Denise C. Johnson	292,818,562	790,346	483,595	29,289,433
Emery N. Koenig	290,441,062	3,158,082	493,359	29,289,433
William T. Monahan	288,125,649	5,466,631	500,223	29,289,433
James ("Joc") C. O'Rourke	292,649,950	950,673	491,880	29,289,433
Steven M. Seibert	287,439,217	6,157,452	495,834	29,289,433
Luciano Siani Pires	292,447,660	1,151,644	493,199	29,289,433
Kelvin R. Westbrook	274,819,301	18,774,828	498,374	29,289,433
The votes cast with respect to ratification of the appointment of KPMG LLP as Mosaic’s independent registered public accounting firm to audit Mosaic’s consolidated financial statements for the year ending December 31, 2019 are summarized as follows:

For	Against	Abstained	Broker Non-Votes
316,538,685	5,126,053	1,717,198	-
The votes cast with respect to approval, on an advisory basis, of the Say-on-Pay Advisory Proposal are summarized as follows:

For	Against	Abstained	Broker Non-Votes
279,268,341	13,622,946	1,201,216	29,289,433

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MOSAIC COMPANY

Date: May 24, 2019	By:	/s/ Mark J. Isaacson
	Name:	Mark J. Isaacson
	Title:	Senior Vice President, General Counsel
and Corporate Secretary